UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

DNA X, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38907	94-3336783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall
Suite 200, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (661) 618-7580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2026, the compensation committee of the board of directors (the “Board”) of DNA X, Inc. (the “Company”) approved the grant of a cash award (each, a “Substitute Cash Grant”) to all members of the Board, including Mike Mulica, the Company’s Chief Executive Officer, in lieu of a grant of restricted stock units (“RSUs”) under the Company’s 2019 Equity Incentive Plan (the “EIP”) due to the unavailability of shares of common stock under the EIP. The amount of the Substitute Cash Grant will be determined using the following methodology, which was designed to closely replicate RSU vesting under the Company’s current non-employee director compensation policy:

Assumptions:

(i)	A number of RSUs valued at $60,000, based on the fair market value of the Company’s common stock on August 21, 2026, the date of the Committee meeting (the “Phantom RSUs”), has been granted.

(ii)	The Phantom RSUs will vest upon the earlier of (x) the Company’s 2027 annual meeting of stockholders and (y) a change in control of the Company (the “Vesting Event”).

Calculation:

The Substitute Cash Grant will equal the fair market value of the Company’s common stock underlying the Phantom RSUs at the time of the Vesting Event and will be payable as of the Vesting Event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA X, INC.

Date: August 27, 2026	By:	/s/ Clayton Crolius
	Name:	Clayton Crolius
	Title:	Chief Financial Officer